                                PROMISSORY NOTE

$1,443,094.00                                                 September 30, 1997


     For value received, MCLEOD PROPERTIES, FONTANA LLC, A CALIFORNIA LIMITED LIABILITY COMPANY (the "BORROWER"), hereby promises to pay to the order of Kaiser Ventures Inc., a Delaware corporation (the "LENDER"), at 3633 E. Inland Empire Blvd., Suite 850, Ontario, California 91764 or at such other place as Lender may designate from time to time in writing, the principal amount of ONE MILLION FOUR HUNDRED FORTY-THREE THOUSAND, NINETY-FOUR DOLLARS together with interest as specified herein on the outstanding principal amount on the dates and in the amounts as specified below. The within Note is secured by that certain Subordinated Deed of Trust, Assignment of Leases and Rents and Security Agreement dated concurrently herewith by and between Borrower, Lender and Chicago Title Insurance Company as Beneficiary (the "DEED OF TRUST"). Terms defined in the Deed of Trust and not otherwise defined herein are used herein as therein defined.

     The Borrower promises to pay interest at the rate of ten percent (10%) per annum on the unpaid principal amount of this Note from the date hereof until such principal amount is paid in full. If and so long as an Event of Default has occurred and is continuing, Borrower will pay interest, on demand, on the unpaid principal amount from the date on which the Event of Default first occurred, until such Default is cured at a rate of fifteen percent (15%) per annum.

     Both principal and interest hereunder are payable to the Lender in lawful money of the United States of America and in immediately available funds, as follows:

     (a) Interest on the first Five Hundred Thirty-Three Thousand Seven Hundred Sixty Dollars ($533,760.00) of the principal amount shall be paid monthly in arrears, beginning thirty days from the date hereof.

     (b) Principal on the first Five Hundred Thirty-Three Thousand Seven Hundred Sixty Dollars ($533,760.00) of the principal amount shall, at a minimum, be paid in nine equal monthly installments of Fifty-Nine Thousand Three Hundred Seven Dollars ($59,307.00), beginning thirty days from the date hereof.

     (c) Interest on the remaining Nine Hundred Nine Thousand, Three Hundred and Thirty-Four Dollars ($909,334.00) of the principal amount shall be paid quarterly in arrears, except that interest shall not accrue and be payable during the first seven months from the date hereof except upon the occurrence of any Except of Default.

     (d) Principal on the remaining Nine Hundred Nine Thousand, Three Hundred Thirty-Four Dollars ($909,334.00) of the principal amount shall be paid Twenty-Five Thousand Dollars ($25,000.00) quarterly except that the first principal payment shall be due seven months from the date hereof.

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     (e)    All remaining principal and interest shall be due seven years from the date hereof. Borrower may prepay at any time prior to maturity, without penalty, all or any portion of the principal.

     This Note is the "Note" referred to in, and is entitled to the benefits of the Deed of Trust. The Deed of Trust contains, among other things, provisions for acceleration of the maturity hereof upon the happening of certain stated events, including the failure to timely pay this note in accordance with its terms, and also for prepayments of principal hereof before the maturity hereof, upon the terms and conditions specified therein.

     The Deed of Trust provides in part as follows:

     "Restrictions Upon Transfer.  In the event that the interest of Trustor in
                                                                     ------- --
     the Property, or any part thereof, or any interest therein, is sold, agreed to be sold, conveyed, encumbered, alienated or otherwise transferred by Trustor whether by operation of law or otherwise, the Note, irrespective of the maturity dates expressed therein, at the option of Beneficiary, and without demand or notice, shall immediately become due and payable. In the event that Beneficiary does not elect to declare the Note immediately due and payable, then, unless indicated otherwise in writing by Beneficiary, Trustor shall nevertheless remain primarily liable for the obligations hereunder and under the Note and any other instrument securing the Note. This provision shall apply to each and every sale, transfer, encumbrance or conveyance, regardless whether or not Beneficiary has consented to, or waived, Beneficiary's rights hereunder, whether by action or nonaction in connection with any previous sale, transfer or conveyance. For the purposes hereof, any change in the identity, structure, management, nature or control of Trustor, whether by way of a change in the identity of any shareholder of Trustor or a change in the ownership or control of Trustor or any shareholder of Trustor, by merger or otherwise, shall be deemed a sale hereunder."

     The Deed of Trust contains a Subordination provision, pursuant to which the Deed of Trust may become subject to and of lower priority than other security instruments.

     The Borrower, any and all guarantors and sureties of this Note and all other Persons liable or to become liable on this Note severally waive presentment for payment, demand, notice of demand and of dishonor and nonpayment of this Note, notice of intention to accelerate the maturity of this Note, protest and notice of protest, diligence in collecting, and the bringing of suit against any other party, and agree to all renewals, extensions, modifications, partial payments, releases and substitutions of security, in whole or in part, with or without notice, before or after maturity. The pleading of any statute of limitations as a defense to any demand against the makers, guarantors and sureties hereof is expressly waived by all such parties to the extent permitted by law.

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     The term "BORROWER" and "LENDER" shall be construed to include their respective successors, subsequent holders and assignees.

     This Note shall be enforceable in accordance with the laws of the State of California and shall be construed in accordance therewith.


                                                 MCLEOD PROPERTIES, FONTANA LLC,
                                                 A CALIFORNIA LIMITED LIABILITY
                                                 COMPANY


                                                 By:  /s/ Vincent M. McLeod, Jr.
                                                      --------------------------
                                                 Its: Manager
                                                      --------------------------